SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

_____________________________________

Date of report (Date of earliest event reported): May 27, 2011

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 27, 2011, USA Technologies, Inc. (“USAT”), Shareholder Advocates For Value Enhancement, Bradley M. Tirpak, Craig W. Thomas, and Peter A. Michel (jointly and severally, the “SAVE Group”), and certain other parties, entered into a Second Settlement Agreement (the “Second Settlement Agreement”).

Pursuant to the Second Settlement Agreement, the SAVE Group has irrevocably and with prejudice withdrawn its January 31, 2011 letter to USAT stating that the SAVE Group is entitled to name a third director to the USAT Board of Directors pursuant to Section 1(f) of the Settlement Agreement dated February 4, 2010 between USAT, the SAVE Group and certain other parties. The Second Settlement Agreement also provides that USAT shall appoint a new independent director to fill the present Class II Director vacancy on the USAT Board of Directors, and three months from the date when the new independent director is seated, the independent directors shall select a lead independent director. The lead independent director shall have the responsibilities set forth in the Lead Independent Director Charter which has been adopted by the USAT Board of Directors, and which is attached as Exhibit “B” to the Second Settlement Agreement.

A copy of the Second Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 99.1. The foregoing description of the Second Settlement Agreement is qualified in its entirety by reference to the full text of the Second Settlement Agreement, which is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits

99.1
Second Settlement Agreement dated May 19, 2011 by and among USA Technologies, Inc., Shareholder Advocates for Value Enhancement, Bradley M. Tirpak, Craig W. Thomas, Peter A. Michel, and certain other parties

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: June 1, 2011	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

99.1
Second Settlement Agreement dated May 19, 2011 by and among USA Technologies, Inc., Shareholder Advocates for Value Enhancement, Bradley M. Tirpak, Craig W. Thomas, Peter A. Michel, and certain other parties